News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere & Company Raises Quarterly Dividend

MOLINE, IL (December 3, 2024) –The Deere & Company (NYSE: DE) Board of Directors today declared a quarterly dividend of $1.62 per share payable February 10, 2025, to stockholders of record on December 31, 2024.

The new quarterly rate represents an additional 15 cents per share over the previous level of $1.47.

###